Exhibit 99.1

Ozop Energy OZSC Signs Agreement with Clean Peak Energy

WARWICK, NY, June 15, 2021 – Ozop Energy Solutions (OZSC), (“Ozop” or the “Company”), has announced its wholly owned subsidiary Ozop Energy Systems, Inc. has entered into an agreement with Clean Peak Energy Group, LLC (CPE – https://cleanpeakenergy.us/), a Stamford, CT-based company that focuses on using a building’s existing thermal mass and air conditioning systems to create energy storage and reduce building related CO2 emissions.

The agreement includes a profit-sharing structure generated from projects, referred by Ozop, that adopt CPE solutions. CPE, which also provides electric supply pricing for commercial customers, will additionally enable Ozop to offer customers competitive electric supply through CPE, in States where competitive electric choice is available. Through CPE’s advanced energy storage technology, facilities can save on energy costs with zero capital construction cost. This opportunity is in addition to other programs that Ozop can provide to its customers though its various subsidiaries and strategic relationships.

CPE’s patented solution uses the thermal mass within a building’s envelope and interior mass as energy storage. CPE takes advantage of cooler nighttime temperatures and air conditioning efficiency to store electricity, converted into cooled air, stored in the building’s mass and available to reduce demand, consumption, and costs during more expensive peak energy consumption times. According to the U.S. Department of Energy (https://www.energy.gov/sites/prod/files/2017/03/f34/qtr-2015-chapter5.pdf), more than 76% of all U.S. electricity use and more than 40% of all U.S. energy use and associated greenhouse gas (GHG) emissions are associated with providing comfortable, well-lit, residential and commercial buildings. Saving energy in buildings translates directly into saving money, which are keys to economic recovery as well as long-term sustainability.

“We are pleased to participate with Ozop Energy Systems to offer their customers and companies access to CPE’s advanced energy storage and management technology and customer electricity supply programs,” said Ed Levene, Clean Peak Energy Group, LLC CEO.

Said Brian Conway, CEO of Ozop Energy Solutions, Inc, “This strategic relationship with CPE further reinforces Ozop’s growing Neo-Grid system of clean technology products and services to help building owners and operators reduce operating costs with safe and energy-smart facilities to make a positive impact for our country’s energy transition challenges. We have agreements and letters of intent for hundreds of properties that we look forward to introducing to CPE.”

For more information on OZSC please follow on the link, www.OzopEnergy.com.

Please be aware that our social media accounts can be used from time to time for additional material events.

https://twitter.com/OzopEnergy

https://www.facebook.com/OzopEnergy/

The Waypoint Refinery (discord.com)

About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.”

###

Media Relations Contact

For Ozop Energy Solutions

Brian Hyland

Rubenstein Public Relations

212-805-3055

bhyland@rubensteinpr.com

Investor Relations Contact

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com